Exhibit 99.2

OLD REPUBLIC INTERNATIONAL CORPORATION

STOCK ORDER FORM

FOR OFFERING TO

ELIGIBLE MEMBERS, OFFICERS, DIRECTORS AND EMPLOYEES

OF

EVERETT CASH MUTUAL INSURANCE CO.

on the terms described in the

Proxy Statement/Prospectus dated [●], 2026.

Another copy of the Proxy Statement/Prospectus may be

obtained by calling [●].

WHEN YOU COMPLETE THIS FORM, PLEASE READ THE ENCLOSED INSTRUCTIONS.

This Stock Order Form may only be used by the person named below. To subscribe for shares of common stock, par value $1.00 per share (“common stock”), of Old Republic International Corporation (“Old Republic”), this original Stock Order Form and the enclosed IRS Form W-9, both properly completed and signed, must be received with the correct total payment at the address given below by 4:00 p.m. Eastern Time on [●], 2026 (the “Pricing Date”), and your payment must have cleared by that time. Late subscriptions or faxes or copies of this page will not be accepted for subscriptions. Old Republic and Everett Cash Mutual Insurance Co. (“ECM”) reserve the right to accept or reject improper subscriptions. Your share registration will be in the name and at the address shown above. (For address changes, please see reverse side.)

SUBSCRIPTION AMOUNT $ .00

Write the dollar amount you wish to subscribe in the box at left. Do not enter a number of shares.

Your subscription amount must be at least $500. The maximum amount for which you may subscribe in this offering (the “Offering”) is $350,000.

METHOD OF PAYMENT (CHECK ONE): Your subscription must include payment of an amount totaling the subscription amount written above in one of the following forms (please check one):
☐	Check or bank draft drawn upon a U.S. bank and payable to “[●].”
☐	Wire transfer of immediately available funds directly to the subscription agent’s account described in the attached Instructions.

Each check, draft or wire transfer must indicate the Subscriber’s name and the Account No. given below. If the method of payment does not include the subscriber’s name and Account No., the subscription will not be accepted.

Your payment must have cleared by the Pricing Date. Because an uncertified personal check may take five or more business days to clear, you are advised to use a bank check, certified check or wire transfer.

ACKNOWLEDGMENT AND SIGNATURE(S) OF SUBSCRIBER:

I acknowledge receipt of the proxy statement/prospectus of Old Republic and ECM dated [●], 2026 (the “proxy statement/prospectus”), which contains disclosures concerning, among other things, the nature of the securities being offered and the risks involved in the investment, including those described under the heading “Risk Factors.”

I acknowledge that the proxy statement/prospectus contains important information about purchase limitations that apply to all purchasers in the Offering, including purchasers who are directors, officers or employees of ECM or its subsidiaries.

I hereby irrevocably subscribe the amount shown above for shares of Old Republic common stock on the terms of the Offering as described in the proxy statement/prospectus.

I certify that this subscription is for the account of the subscriber named below and not for the benefit of any other person and that, if I am signing on behalf of a subscribing entity or otherwise in a fiduciary capacity, I am legally authorized to sign.

I certify that this subscription is in compliance with the terms of the Offering and all of the information provided in this form is accurate and correct, and I acknowledge that any false information may be cause for disqualification from the Offering.

Signature (with title, if the subscriber is not an individual)	Date

ADDRESS FOR SUBMITTING THIS STOCK ORDER FORM

Delivery other than in the manner described below will not constitute valid delivery.

Equiniti Trust Company, LLC
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100
Attn: Onbase – Reorganization Department

ACCOUNT NO.

[Insert name and mailing address of member]

Address Changes Please register the shares issuable to me in my name and at the following address rather than the address shown on the mailing label on the front of this form:

New Address:
City:	State:	Zip:
Daytime Telephone Number:

Old Republic International Corporation

Stock Order Form Instructions

All subscriptions for shares of common stock of Old Republic International Corporation (“Old Republic”) are subject to the requirements and limitations set forth in the Plan of Conversion of Everett Cash Mutual Insurance Co. (“ECM”), as described in the proxy statement/prospectus. Once submitted, subscriptions cannot be modified or revoked without the consent of Old Republic International Corporation.

None of Old Republic or ECM or any of their representatives is giving you any investment advice in connection with this Offering nor making any recommendation as to whether or not you should subscribe or as to Old Republic common stock as an investment. You should consult your own investment and tax advisors if you have questions about any such matters.

Note: Terms below marked with an asterisk (*) are used as defined in the proxy statement/prospectus, a copy of which was mailed to you with the Stock Order Form and these Instructions.

SUBSCRIPTION AND PAYMENT

If you wish to subscribe, you must complete, sign and return your original Stock Order Form and the enclosed IRS Form W-9 and submit payment of your subscription amount as follows:

1.	Write the total U.S. dollar amount you wish to invest in the box labeled “SUBSCRIPTION AMOUNT.” Do not enter a number of shares.

●	The minimum amount that you may subscribe is $500.

●	The maximum amount for which you may subscribe in the Offering is $350,000, even if you are an Eligible Member* with multiple policies.

●	Subscriptions by ECM Participants* are subject to additional purchase limitations set forth under the section titled “The Offering--Limitations on Subscriptions and Purchases of Common Stock” of the proxy statement/prospectus

Please note: If the amount you insert as the “Subscription Amount” does not match the amount of the payment you make by check, draft or wire transfer, you will be treated as having subscribed for the lower amount.

Please note: Faxes or copies of the Stock Order Form will not be accepted for subscriptions.

The Per Share Purchase Price* and number of shares you will receive for your subscription will be determined on the Pricing Date* and will depend in part on the aggregate amount subscribed for by all participants in the Offering and in part on Old Republic’s 10-day VWAP.* For a detailed description of how the Per Share Purchase Price will be calculated, see the section titled “The Offering—Per Share Purchase Price” of the proxy statement/prospectus.

2.	Check one box under “METHOD OF PAYMENT” to indicate whether you will pay the subscription amount by either (a) check or bank draft or (b) wire transfer.

●	If you are paying by check or bank draft:

●	it must be made payable to Equiniti Trust Company, LLC, as agent for Old Republic”,

●	it must include your printed name and the Account No. as shown on your Stock Order Form, and

●	it must be received by the subscription agent in time to clear no later than the Pricing Date.

●	If you are paying by wire transfer, see the instructions below.

Please note: The subscription agent will not accept cash or third party checks. Checks will be deposited upon receipt. Funds subscribed by personal check must be available in your bank account when your Stock Order Form is received. Payment by uncertified personal check will be effective only when the check clears, which could take five or more business days. Therefore, you are advised to send a bank draft, certified personal check or a wire transfer with your subscription, rather than an uncertified personal check.

3.	Sign the Stock Order Form. Your signature must correspond with the name of the registered policyholder (or former registered policyholder), or officer, director, or employee of ECM, as the case may be, exactly as it appears in the mailing label on the form, without any change whatsoever. Note: If you are an Eligible Member and also either an officer, director or employee of ECM, you will be deemed to subscribe as an Eligible Member.

●	If your ECM insurance policy is (or was) in joint names, only one person needs to sign the form.

●	If you are signing on behalf of a company that is the subscriber, or otherwise in a fiduciary capacity, you must include your title. Your signature certifies that you are legally authorized to so sign.

4.	Complete (including inserting your Social Security Number or (if an entity) Federal Employer Identification Number) and sign the enclosed IRS Form W-9.

5.	Transmit the completed, signed Stock Order Form and Form W-9, together with your check or bank draft if using that method of payment, so that they are received (not just postmarked) by 4:00 p.m. Eastern time on the Pricing Date, [●], 2026, to:

Equiniti Trust Company, LLC
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100
Attn: Onbase – Reorganization Department

Please note: Delivery of subscriptions other than to the address above will not constitute valid delivery. The method of delivery of the Stock Order Form and payment of the subscription amount will be at your risk. We recommend that you send the Stock Order Form and/or check or bank draft by overnight courier or by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent before the Pricing Date.

6.	If you are paying by wire transfer, instruct your bank to send the payment as follows:

[●]

Account Name: Old Republic International Corporation. Equiniti Trust Company, LLC as subscription agent for Old Republic International Corporation.

Please note: You must insert your name and your Account No., as they appear on the front of the Stock Order Form, as the “Reference” information when you give the wiring instructions to your bank. If you do not include this information, the subscription agent will not be able to match your payment with your subscription information, and your subscription will not be accepted.

Wire transfer and other bank or transmission fees are your responsibility. If you do not pay them separately, only the net amount, after such payment(s), received by the subscription agent will be considered your subscription amount.

Both your Stock Order Form and your payment must be received by the subscription agent no later than 4:00 p.m. Eastern Time on the Pricing Date, [●], 2026, and your payment must have cleared by that time, or your subscription will not be valid.

ISSUANCE OF SHARES

Subject to the provisions of the Plan related to oversubscription, limits on subscriptions, and the right of Old Republic and ECM to reject subscriptions, in whole or in part, the number of shares of Old Republic common stock to be sold to you for your subscription amount will equal the whole number nearest to but not exceeding the quotient of your valid subscription amount divided by the purchase price per share, as determined on the Pricing Date. Old Republic will not issue fractional shares. The subscription agent will refund to you, without interest, any amount of your subscription in excess of the amount used to purchase whole shares.

As described in more detail under the section titled “The Offering—Delivery of Common Stock” of the proxy statement/prospectus, as soon as practicable after the Offering terminates and after all allocations have been completed, Old Republic’s transfer agent will mail to subscribers a statement of book-entry ownership reflecting ownership of the shares of common stock purchased in the Direct Registration System, or DRS. No physical stock certificates will be issued for shares purchased in the Offering.

REVOKING YOUR SUBSCRIPTION

Old Republic will post the final 10-day VWAP on the Offering website as soon as practicable after 4:00 p.m. on the Pricing Date. You may revoke your subscription (in whole and not in part) at any time during the 10 trading-day period ending on the Pricing Date and until one (1) hour after the final 10-day VWAP has been posted at http://oldrepublic.com/ecm (the “Revocation Period”). To revoke your subscription, you must notify the subscription agent in a writing received by the subscription agent before the end of the Revocation Period. Your notice of revocation must include your name and address, your unique Account No. (found on your Stock Order Form), and the statement, “I hereby revoke my entire subscription for shares of Old Republic common stock” and must be signed with the proper name of the subscriber. You may do this by U.S. Mail or courier service at Equiniti Trust Company, LLC, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100, Attn: Onbase – Reorganization Department. The subscription agent’s record of the time any such notice was received shall be dispositive. After the Revocation Period, all complying subscriptions will be irrevocable.

QUESTIONS?

If you have any questions regarding the Stock Order Form, your subscription, or the revocation of your subscription that cannot be answered by these instructions, please consult your legal advisor or contact Old Republic’s representatives at (610) 205-6005 or oldrepublic@griffinfingroup.com.

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